UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): August 27, 2004

ADC TELECOMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13625 Technology Drive, Eden Prairie, MN 55344
(Address of principal executive offices, including zip code)

(952) 938-8080
(Registrant’s telephone number, including area code)

Item 2.01. Acquisition or Disposition of Assets

On August 27, 2004, ADC Telecommunications, Inc. (“ADC”) completed the sale of its Singl.eView® customer care and billing software business (the “Billing Business”) to Intec Telecom Systems PLC (“Intec”).  Under the terms of the acquisition agreement, attached hereto as Exhibit 2.1, Intec acquired certain assets and liabilities of the Billing Business.  Approximately 600 Billing Business employees transferred to Intec.  As consideration for the divestiture, ADC received $74.5 million in cash, which is subject to purchase price adjustments.  In addition, ADC also provided Intec with a $6.0 million non-revolving credit facility with a term of 18 months.  As of August 27, 2004, Intec drew $4.0 million on the line of credit.

Prior to the completion of the sale, no known material relationship existed between ADC and Intec, or between Intec and any of ADC’s affiliates, directors or officers, or any associate of such directors or officers.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(b)         Pro forma financial information.

The pro forma financial information with respect to the transaction described in Item 2.01 is filed as Exhibit 99.1 and is incorporated herein by this reference.

(c)          Exhibits

2.1                           Acquisition Agreement, dated June 3, 2004 between ADC and Intec.

2.2                           First Amendment to the Acquisition Agreement, dated August 27, 2004.

99.1                     Unaudited Pro Forma Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADC TELECOMMUNICATIONS, INC.
(Registrant)

Date: September 2, 2004	By:	/s/ Gokul V. Hemmady
Gokul V. Hemmady
Vice President & Chief Financial Officer

ADC TELECOMMUNCIATIONS, INC.
FORM 8-K REPORT
INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Acquisition Agreement, dated June 3, 2004 between ADC and Intec.

2.2	First Amendment to the Acquisition Agreement, dated August 27, 2004.

99.1	Unaudited Pro Forma Financial Statements.